March 2, 2000

Evenflo Company, Inc.
Northwoods Business Center II
707 Crossroads Court
Vandalia, Ohio 45377

Ladies and Gentlemen:

      I am Vice President, General Counsel and Secretary of Evenflo Company, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 1,850,000 shares or options to acquire such shares of Class A Common stock, par value $1.00 per share (collectively, the "Shares"), pursuant to the Evenflo Ownership Plan (the "Plan").

      I have reviewed the corporate action of the Company in connection with the issuance and sale of the Shares and have examined, and have relied as to matters or fact, upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, I hereby advise you that in my opinion the issuance of the Shares has been duly authorized and, when issued and sold as contemplated by the Plan, such Shares will be validly issued, fully paid and non-assessable.

      I am a member of the Bars of the States of Ohio and New York and I do not express any opinion herein concerning any law other than the federal laws of the United states and the General Corporation Law of the State of Delaware.

      This opinion is rendered to you in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

      I hereby consent to the filing of this opinion of counsel as Exhibit 5 Registration Statement.


Very truly yours,


/s/ Ronald P. Moran
----------------------------
Ronald P. Moran